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                                                                    EXHIBIT 10.9

                                FLUOR CORPORATION

                        DEFERRED DIRECTORS' FEES PROGRAM

             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002)

THIS INSTRUMENT, executed and made effective as of January 1, 2002 by Fluor Corporation, a Delaware corporation, evidences an amendment and restatement of the terms of the Fluor Corporation Deferred Directors' Fees Program adopted for the benefit of its non-employee directors.

                                   WITNESSETH:

WHEREAS, the Company has previously amended and restated the terms and conditions of the Fluor Corporation Deferred Directors' Fees Program on October 31, 1997; and

WHEREAS, the Company is in the process of updating its administrative process respecting the Plan, and is changing the crediting options available to participants in the Plan, and for these and other reasons, now desires to amend and restate the terms and conditions of the Plan:

NOW, THEREFORE, the Company hereby declares the current terms and conditions of the Fluor Corporation Deferred Directors' Fees Program to be, as of January 1, 2002, as follows:

                                    ARTICLE 1
                                     PURPOSE

The primary purpose of the Plan is to provide the Company's non-employee directors with an opportunity to defer receipt of fees for services rendered to the Company on a pre-tax basis.

                                    ARTICLE 2
                                   DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

      (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

      (b) "Change in Control" means the occurrence of either of the following events:

            (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or

            (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
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      (d)   "Committee" means the Executive Compensation Committee of the
            Company as appointed by the Board to administer the Plan pursuant to
            ARTICLE 3.

      (e)   "Company" means Fluor Corporation, a Delaware corporation.

      (f) "Deferral Account" means the accounting entry made with respect to each Participant for the purpose of maintaining a record of each Participant's entitlement under the Plan.

      (g) "Director Contributions" means those contributions credited to a Participant's Deferral Account in accordance with the Participant's deferral election pursuant to Section 5.1.

      (h) "Director's Fees" means such amounts payable to a director for the Plan Year for the director's service on the Board for the Plan Year including, without limitation, annual retainer fees, meeting fees and annual California tax allowances, if any.

      (i) "Disability" means a condition that meets the definition of a disability as contained in the Company's long-term disability plan, as determined by the Committee in its sole discretion. If the Company discontinues to sponsor such a plan, Disability will be determined by the Committee in its sole discretion.

      (j) "Eligible Director" means a director who is eligible to participate in the Plan pursuant to Section 4.1.

      (k) "Fair Market Value" means the closing sales price of the Company's common stock for such day, as reported on the New York Stock Exchange.

      (l) "Matching Contributions" means those contributions made by the Company to the Participant's Deferral Account in accordance with
            Section 5.2 of the Plan.

      (m) "Participant" means an Eligible Director who is participating in the Plan pursuant to Section 4.2.

      (n) "Plan" means the Fluor Corporation Deferred Compensation Directors' Fees Program, as set forth herein, and as it may be amended from time to time.

      (o)   "Plan Year" means January 1 to December 31 of each calendar year.

      (p)   "Stock Equivalent Fund" means the fund established pursuant to
            Section 7.3.

      (q) "Stock Equivalents" means a measure of value equal to one share of the Company's common stock.

                                    ARTICLE 3

                                 ADMINISTRATION

3.1 AUTHORITY OF THE COMMITTEE. The Committee shall administer the Plan. The members of the Committee shall be appointed by and shall serve at the discretion of the Board.

         Subject to the provisions herein, the Committee shall have full power and discretion to:

      (a)   confirm a director's eligibility to participate in the Plan;

      (b) determine the terms and conditions of each director's participation in the Plan;


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      (c)   construe and interpret the Plan and any agreement or instrument entered into under the Plan;

      (d) compute and certify to the amount and kind of benefits payable to Participants or their beneficiaries;

      (e) maintain all records that may be necessary for the administration of the Plan;

      (f) provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, beneficiaries, or governmental agencies as the Committee may determine or as shall be required by law;

      (g) establish, amend, or waive rules and regulations for the Plan's administration;

      (h) appoint a plan administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

      (i) make other determinations which may be necessary or advisable for the administration of the Plan

3.2 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

3.3 CLAIM PROCEDURES. The Committee shall establish and maintain procedures for the filing of claims for benefits under this Plan and for the review of the denial of any such claims. The Committee is designated as the fiduciary of this Plan to which appeals of claim denials shall be submitted for review.

                                    ARTICLE 4

                          ELIGIBILITY AND PARTICIPATION

4.1 ELIGIBILITY. The Committee shall determine, in its sole and absolute discretion, which such directors shall be eligible to participate from time to time, and may modify such determinations at any time, provided that at all times the Plan shall continue to qualify as an unfunded plan. To be eligible to participate in the Plan, a director must be a non-employee director serving on the Board and entitled to Director's Fees.

4.2 PARTICIPATION AND DEFERRAL ELECTION. Each Eligible Director shall become a Participant in the Plan upon his deferral of Director's Fees hereunder. Eligible directors and participants shall make their elections to defer all or a portion of their Director's Fees for the Plan Year by completing a "Deferral Election Form," during the applicable enrollment period, as determined by the Committee. Any Director's Fees deferral elections must be made before the Director Fees are earned and before the amount thereof is substantially certain of payment.

      In the event a Participant ceases to be eligible to participate in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.


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4.3   PARTIAL YEAR ELIGIBILITY. In the event that an director first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Company shall notify the director of his eligibility to participate, and the Company shall provide each such Participant with a "Deferral Election Form"; provided, however, that such Participant must make his election within 30 days thereof and may elect only to defer that portion of his Director's Fees for such Plan Year which is to be earned after the filing of the deferral election.

4.4 NOTICE. The Company shall notify a director within a reasonable time of such director's gaining or losing eligibility for active participation in the Plan.

                                    ARTICLE 5
           CONTRIBUTIONS TO DEFERRAL ACCOUNTS; MATCHING CONTRIBUTIONS

5.1 COMPENSATION DEFERRALS. Subject to Section 4.2 and 4.3, an Eligible Director may elect to defer and have credited to his Deferral Account for any Plan Year up to one hundred percent (100%) of his Director's Fees.

5.2 MATCHING CONTRIBUTIONS. The Company shall credit matching contributions to the Participant's Deferral Account in an amount equal to 25% of Director Contributions actually deferred under the Plan directly into the Stock Equivalent Fund by the Participant.

                                    ARTICLE 6
                                  DISTRIBUTIONS

6.1 SCHEDULED IN-SERVICE DISTRIBUTIONS. A Participant may elect in the manner prescribed by the Committee to receive all or a portion of the vested portion of his Deferral Account while he is still a director of the Company in (i) a single lump sum payment, or (ii) annual installment payments over a period of two (2) to twenty (20) years. If the amount the Participant elects to receive is less than $25,000 (for all years combined), payment shall be made in a single lump sum. If a Participant elects to receive installment payments under (ii) above, the amount of each installment payment shall be equal to the balance remaining in the portion of the Participant's Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant's Deferral Account pursuant to ARTICLE 7.

      A Participant's election under this Section 6.1 must specify the future year in which the payment of the deferred amounts shall commence. Any desired in-service distribution must be separately elected for each year fees are deferred. Thus, to elect a scheduled in-service withdrawal for future plan years' deferrals, a new distribution election form must be submitted during the applicable enrollment period. Once the applicable enrollment period has passed, a scheduled in-service distribution cannot be elected for that plan year's deferrals. Distributions under this
      Section 6.1 shall commence in January of the year specified in the Participant's election. Elections to receive in-service payments shall be irrevocable both as to the date of the distribution and the amount of the distribution. If a Participant's Board service with the Company terminates for any reason prior to receiving full payment of an in-service distribution or while he is receiving scheduled installment payments pursuant to this Section 6.1, the unpaid portion of the Participant's elected distribution shall be paid in accordance with Section 6.2 below.

6.2 DISTRIBUTIONS UPON SEPARATION FROM BOARD SERVICE, DISABILITY, OR DEATH. At the sole discretion of the Committee, the Participant may elect to receive in the manner specified by the


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      Committee, the vested balance credited to his Deferral Account upon separation from Board service, or upon incurring a Disability in (i) a single lump sum payment or, (ii) annual installment payments over a period of two (2) to twenty (20) years. If a Participant fails to make a distribution election relating to his separation from Board Service or if the vested balance credited to his Deferral Account is less than $25,000, payment shall be made in a single lump sum. The amount of each installment payment under (ii) above shall be equal to the balance remaining in the portion of the Participant's Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant's Deferral Account pursuant to ARTICLE 7.

      In the event a Participant dies prior to receipt of all amounts in Participant's Deferral Account, all cash distributable hereunder shall be distributed in a lump sum to such Participant's beneficiary (as described in Section 7.5), in accordance with this Section 6.2, unless Participant is receiving or has elected to receive installment payments in accordance with Section 6.1 or this Section 6.2, the Company may pay in either installments or a lump-sum, in its sole discretion.

      Lump sum payments under this Section 6.2 shall be made in the January of the year succeeding separation from Board Service, unless the Committee, in its sole discretion, elects to make payment on or before December 31 of the year of separation from Board service. The first installment payment made under this Section 6.3 will be paid in the January of the second year succeeding separation from Board Service. Remaining installments will be paid annually in January.

6.3 NONSCHEDULED IN-SERVICE WITHDRAWALS. Notwithstanding any provision of this Plan to the contrary, a Participant may at any time request a lump sum distribution of all or a portion of his vested Deferral Account. In the event a Participant requests a distribution under this Section 6.3, (i) such Participant will receive a portion of his Deferral Account equal to 90% of the requested distribution, and the remaining 10% of the requested distribution will be forfeited, and (ii) such Participant will be ineligible to participate in the Plan for the remainder of the Plan Year in which the distribution is received and for the immediately following Plan Year.

6.4 FINANCIAL HARDSHIP. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion, distribute all or a portion of such Participant's Deferral Account to the Participant without penalty.

      For purposes of this Section 6.4, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant, including, but not limited to, the illness or injury of a Participant or dependent (as determined by the Committee), or the casualty loss of a Participant's real or personal property. In any event, payment under this Section 6.4 may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a


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      home. The Participant's Deferral Account will be credited with earnings in accordance with the Plan up to the date of distribution.

      The Committee shall judge the severity of the financial hardship. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

      In the event a Participant receives a distribution under this Section 6.4, then such Participant will be ineligible to participate in the Plan for the remainder of the Plan Year in which the distribution was received.

6.5 INCOMPETENCE OF DISTRIBUTEE. In the event that it shall be found that a person entitled to receive payment under the Plan (including a designated beneficiary) is a minor or is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to any person whom the Committee in its sole discretion determines is entitled to receive it, and any such payment shall fully discharge the Company, the Committee and the Plan from any further liability to the person otherwise entitled to payment hereunder, to the extent of such payment.

                                    ARTICLE 7
                                DEFERRAL ACCOUNTS

7.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping Deferral Account for Director Contributions and Matching Contributions made on Participant's behalf. For Director Contributions and Matching Contributions deferred directly into the Stock Equivalent Fund, such Participant's Deferral Account shall be credited with Director Contributions and Matching Contributions, if any, on the date such fees would have been paid to the Participant had Participant not deferred such Director's Fees to the Plan, and as provided in Section 7.2. For Director Contributions deferred directly into all other funds, such Participant's Deferral Account shall be credited with Director Contributions, on the first day of the month following the date such fees would have been paid to the Participant had Participant not deferred such Director's Fees to the Plan, and as provided in Section 7.2. A Participant's Deferral Account shall also be credited with any deemed earnings credit to such amounts as provided in Section 7.2.

7.2 EARNINGS ON DEFERRED AMOUNTS. A Participant's Deferral Account shall be credited with earnings (or losses) based on a deemed investment of the Participant's Deferral Account, as directed by each Participant, which deemed investment shall be in one or more funds, among the investment options selected by the Committee from time to time, which options presently include the Stock Equivalent Fund described in Section 7.3. Except with respect to deemed investments in the Stock Equivalent Fund, deemed earnings (and losses) on a Participant's Deferral shall be based upon the daily unit valuation of the funds selected by such Participant, and shall be credited to a Participant's Deferral Account on a monthly basis. Deemed earnings (or losses) shall be paid out to a Participant in accordance with the applicable Deferral Election Form. Any portion of a Participant's Deferral Account which is subject to distribution in installments shall continue to be credited with deemed earnings (or losses) until fully paid out to the Participant.

      The Committee reserves the right to change the options available for deemed investments under the Plan from time to time, or to eliminate any such option at any time. A Participant may


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      specify a separate investment allocation with respect to each Deferral
      Election Form or amended Deferral Election Form. Participants may modify their deemed investment instructions once a month with respect to any portion (whole percentages only) of their Deferral Account; provided they notify the Committee or its designee within the time and in the manner specified by the Committee. Not limiting the foregoing, the Committee or its designee may provide additional limitations on the ability of Participants to change their deemed investment instructions regarding deemed investments in the Stock Equivalent Fund to prevent violations of
      Section 16(b) of the Securities Exchange Act of 1934, as amended, as determined by the Committee or its designee in its sole discretion. Elections and amendments thereto pursuant to this Section 7.2 shall be made in the manner prescribed by the Committee. The Committee reserves the right to credit earnings (or losses) on a basis different from that elected by the Participants.

7.3 STOCK EQUIVALENT FUND. One of the deemed investment options is the Stock Equivalent Fund which is a deemed investment in the Company's common stock. Directors Contributions directly allocated to the Stock Equivalent Fund are eligible for Matching Contributions in accordance with Section 5.2.

      The number of Stock Equivalents, or fractions thereof, will be credited to a Participant's Deferral Account in an amount determined by dividing the amount of Director Contributions and Matching Contributions to be deferred to the Stock Equivalent Fund, by the Fair Market Value on the date of crediting in accordance with Section 7.1. To the extent dividends or other distributions on the Company's common stock are paid or made, dividend equivalents and fractions thereof shall be calculated with respect to balances of such Stock Equivalents converted to additional Stock Equivalents (by dividing the value of the dividend equivalents by the Fair Market Value) and credited to the appropriate accounts as of the dividend payment dates. Upon the occurrence of any stock split, stock dividend, combination or reclassification with resect to any outstanding class of stock of the Company, the number of Stock Equivalents deemed invested in the Stock Equivalent Fund shall, to the extent deemed necessary by the Board of Directors, be adjusted accordingly.

7.4 VESTING AND FORFEITURE. The Director Contributions held in each Participant's Deferral Account shall be fully vested at all times. A Participant's Matching Contributions (and any related deemed earnings) shall, in each case, become vested on January 1st, of the calendar year that is five years after the date said Matching Contribution is credited to Participant's Deferral Account. Notwithstanding the immediately preceding sentence, if prior to the occurrence of such vesting (a) the Participant dies, (b) the Participant's employment with the Company is terminated due to Disability or (c) a Change of Control occurs, such Participant's Matching Contributions in Participant's Deferral Account shall become vested as of the date of death, the date of such termination or the date of any such Change of Control, as the case may be. If Participant receives distributions from, or transfers amounts deemed invested in the Stock Equivalent Fund before the Matching Contributions are fully vested, such unvested accrued balance in such Participant's Deferral Account shall be forfeited by such Participant.

7.5 DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries who, upon the Participant's death, or physical or mental incapacity will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each


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      designation shall be effective as of the date delivered to the Committee or its designee by the Participant.

      Participants may change their beneficiary designations on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written beneficiary designation that has been signed by the Participant and delivered to the Committee or its designee prior to the Participant's death. Notwithstanding the foregoing, a Participant who is married may not designate a beneficiary other than the Participant's spouse, unless the spouse consents in writing to such alternate beneficiary designation.

      In the event that all the beneficiaries named by a Participant pursuant to this Section 7.5 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

      In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

                                    ARTICLE 8
                                      TRUST

Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors upon the bankruptcy or insolvency of the Company.

                                    ARTICLE 9
                                CHANGE IN CONTROL

9.1 TRUST AND TRUSTEES. Upon the occurrence of a Change in Control, the trust or trusts that may be established by the Company pursuant to ARTICLE 8 shall become irrevocable and the Company shall not thereafter be permitted to remove, terminate, or change the trustee(s) for a period of three years.

9.2 ADVANCED FUNDING. No later than 30 days after a Change in Control occurs, the Company shall make a contribution to the trust or trust(s) established pursuant to ARTICLE 8 to the extent required to fully fund all benefits that are or may become payable under the Plan, assuming for purposes of this calculation that all Participants retire with 100% vesting, and to fund in advance all administrative, legal, and other costs of maintaining the Plan, in an amount no less than $150,000. From time to time in the Company's discretion, Company shall make such additional contributions to the trust or trusts to fully fund the additional benefits that may become payable to Participants or beneficiaries under the Plan and the additional administrative, legal, and other Plan expenses.

9.3 AMENDMENT AND TERMINATION. After the occurrence of a Change in Control, the Company may not amend the Plan without the prior approval of a majority of the Participants. After a Change in Control, the Company may not terminate the Plan until either (i) all benefits have been paid in full, or (ii) the majority of the Participants approve the same. For purposes hereof, Participants' votes shall be weighted based on their relative Plan account balances.


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                                   ARTICLE 10
                             RIGHTS OF PARTICIPANTS

10.1 CONTRACTUAL OBLIGATION. The Plan shall create an unfunded, unsecured contractual obligation on the part of the Company to make payments from the Participants' Deferral Accounts when due. Payment of Deferral Account balances shall be made out of the general assets of the Company or from the trust or trusts referred to in ARTICLE 8 above.

10.2 UNSECURED INTEREST. No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to any amounts due hereunder. The Company shall have no duty to set aside or invest any amounts credited to Participants' Deferral Accounts under this Plan. Deferral Accounts established hereunder are solely for bookkeeping purposes and the Company shall not be required to segregate any funds based on such Deferral Accounts.

                                   ARTICLE 11
                              WITHHOLDING OF TAXES

The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan (or from a Participant's other Director's Fees) amounts sufficient to satisfy withholding tax requirements. The Company makes no representations, warranties, or assurances and assumes no responsibility as to the tax consequences of this Plan or participation herein.

                                   ARTICLE 12
                            AMENDMENT AND TERMINATION

Subject to ARTICLE 9, the Company reserves the right to amend, modify, or terminate the Plan (in whole or in part) at any time by action of the Board, with or without prior notice. Except as described below in this ARTICLE 12, no such amendment or termination shall in any material manner adversely affect any Participant's rights to any amounts already deferred or credited hereunder or deemed earnings thereon, up to the point of amendment or termination, without the consent of the Participant. Notwithstanding an other provision in this Plan to the contrary, payment of the Deferral Accounts shall occur not later than the last business day of the month following the month the termination of this Plan is made effective.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Fluor Corporation Deferred Directors' Fees Program c/o the Committee, and if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices to the Company shall be deemed given as of the date of delivery. Notice to a Participant or beneficiary shall be deemed given as of the date of hand delivery, or if delivery is made by mail, three (3) days following the postmark date.

13.2 NONTRANSFERABILITY. Except as provided in Section 7.5 and this Section 13.2, Participants' rights to deferred amounts and earnings credited thereon under the Plan may not be sold, transferred,


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      assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

13.3 RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

13.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.5 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

13.6 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

13.7 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.8 APPLICABLE LAW. Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of California.


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